Exhibit 99.5

STAR GAS PARTNERS, L.P.

NOMINEE HOLDER CERTIFICATION

FOR RIGHTS TO ACQUIRE COMMON UNITS

The undersigned, a bank, broker, trustee, depositary or other nominee of rights (“Rights”) to purchase common units representing limited partnership interests (“Common Units”), of Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the rights offering described and provided for in the Partnership’s prospectus dated                     , 2006 (the “Prospectus”), hereby certifies to the Partnership and to LaSalle Bank National Association, as subscription agent for the offering of Rights, that (1) the undersigned has exercised Rights to purchase the number of Common Units specified below pursuant to the subscription privilege (as described in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of Common Units, listing below the number of units subscribed for with respect to such exercised subscription privilege (without identifying any such beneficial owner):

	NUMBER OF COMMON UNITS OWNED ON THE RECORD DATE	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO SUBSCRIPTION PRIVILEGE

1.

2.

3.

4.

5.

6.

7.

8.

Provide the following information if applicable:

Depository Trust Partnership (“DTC”) Participant Number	DTC Subscription Confirmation Number(s)

PARTICIPANT

By:
Name: Title: